UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24 , 2004 (October 20, 2004)

TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas	77042-3615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 278-6000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Form of Director Restricted Stock Grant Award Letter
Form of Director Stock Option Grant Award Letter

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In February 2004, the company adopted a long-term incentive plan for certain of our employees and non-employee directors in order to provide additional incentives through the grant of awards (the “Plan”). On October 20, 2004, we awarded 5,000 restricted shares of our Class A common stock, par value $.01 per share (the “Class A Stock”), to J. Michael Talbert pursuant to the Plan. The shares of restricted stock fully vest on the tenth anniversary of the award date provided that Mr. Talbert continues to serve as a director from the award date until the vesting date. However, upon his death or disability, his failure to be re-elected or re-nominated or his resignation at the request of the board of directors, the shares of restricted stock will vest immediately. Mr. Talbert cannot sell, transfer, assign or pledge the shares of restricted stock until they have vested. He has the right to vote and receive dividends on the shares of restricted stock.

The form of director restricted stock grant award letter under the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above summary is qualified in its entirety by reference thereto. The form of director stock option grant award letter under the Plan is attached to this Current Report as Exhibit 10.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

               (c) Exhibits.

Exhibit number	Description
10.1	Form of Director Restricted Stock Grant Award Letter under the TODCO Long Term Incentive Plan

10.2	Form of Director Stock Option Grant Award Letter under the TODCO Long Term Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO

By:	/s/ Randall A. Stafford

Randall A. Stafford
Vice President &
General Counsel

Dated: November 24, 2004

EXHIBIT INDEX

Exhibit number	Description
10.1	Form of Director Restricted Stock Grant Award Letter under the TODCO Long Term Incentive Plan

10.2	Form of Director Stock Option Grant Award Letter under the TODCO Long Term Incentive Plan